EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 25, 2014 relating to the financial statements, which appears in uniQure N.V.’s Annual Report on Form 20-F for the year ended December 31, 2013.  We Also consent to the reference to us under the heading “Experts” in such registration statement.

/s/ PricewaterhouseCoopers Accountants N.V.

drs. A.C.M. van der Linden RA
Utrecht, Netherlands
March 3, 2015